Exhibit 10.2
Via Hand Delivery
March 21, 2007
Mr. Mark Gordon
Controller
Roberts Properties Residential, L.P.
450 Northridge Parkway
Suite 302
Atlanta, Georgia 30350

Re:	Lease Renewal Option for 450 Northridge Parkway, Suite 300
Dear Mark:
Please accept this letter as the required notice of Tenant’s exercise of one (1) of it’s three (3) one (1) year options to extend the Lease dated March 27, 2006 by and between Roberts Properties Residential, L.P., a Georgia limited partnership (“Landlord”) and Roberts Properties, Inc., a Georgia corporation (“Tenant”) (the “Lease”).
As we have agreed, the rental rate will continue to be $19.00 per sq. ft. and the Term shall be extended to December 31, 2007. Except as expressly stated herein, all other terms and conditions of the Lease shall remain in full force and effect.
I would appreciate your acknowledging the above terms and conditions and returning an executed copy of this Lease Agreement to me.

Sincerely,	AGREED AND ACKNOWLEDGED:
Roberts Properties Residential, L.P.
/s/ Anthony Shurtz
/s/ Mark Gordon

Anthony Shurtz	Mark Gordon, Controller
Chief Financial Officer	Roberts Realty Investors, Inc., Sole General Partner
As07-030